Exhibit 99.2

bioAffinity Technologies to Present at the 8th Annual
Dawson James Small Cap Growth Conference

CEO Maria Zannes to hold one-on-one investor meetings and present a corporate update highlighting commercial strategy

SAN ANTONIO, Texas (Oct. 10, 2023) – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company addressing the need for noninvasive detection of early-stage lung cancer, today announced that Maria Zannes, President and CEO, will be participating in the 8th Annual Dawson James Small Cap Growth Conference being held on Thursday, Oct. 12, 2023, in Jupiter, Florida.

Ms. Zannes is scheduled to present a company overview at 9:30 a.m. ET in Track One-Preserve Ballroom C at the Wyndham Grand Jupiter at Harbourside Place. She will also be holding one-on-one meetings with prospective investors throughout the day.

On September 19, bioAffinity Technologies announced the acquisition of the clinical laboratory that helped develop and licensed CyPath® Lung, a noninvasive test for the early detection of lung cancer currently available as a laboratory developed test (LTD). The acquired laboratory assets are now known as Precision Pathology Laboratory Services, LLC.

“Our in-depth marketing research for CyPath® Lung has shown that physicians are enthusiastic about using our test. Our market research has equipped us with a well-documented commercial growth strategy that I look forward to sharing at the Dawson James conference,” Ms. Zannes said. “Our recent acquisition of Precision Pathology Laboratory Services strengthens our commercial potential with a large and growing base of physician customers. The acquisition also boosts our R&D capabilities for additional tests under development. We believe bioAffinity will be able to build on the success of CyPath® Lung to become a leader in diagnostics.”

Event:	8th Annual Dawson James Small Cap Growth Conference
Date:	Thursday, October 12, 2023
Time:	9:30 a.m. Eastern Time
Location:	Track One-Preserve Ballroom C, Wyndham Grand Jupiter at Harbourside Place
Webcast:	https://wsw.com/webcast/dawson8/biaf/1990152

A webcast of the presentation will be live and archived on the News & Events section of the company website.

About Dawson James Securities, Inc.

Dawson James Securities specializes in capital raising for small and microcap public and private growth companies primarily in the Life Science/Health Care, Technology, Clean Tech and Consumer sectors. We are a full-service investment banking firm with research, institutional and retail sales, and execution trading and corporate services. By investing the time required to completely understand your business, we can provide an appropriate capital transaction structure and strategy including direct investment through our independent fund. Our team will assist in crafting your vision and shaping your message for the capital markets. Headquartered in Boca Raton, Florida, Dawson James is privately held with offices in New York, Maryland and New Jersey. www.dawsonjames.com

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and diseases of the lung, and targeted cancer treatment. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity and specificity for the detection of early-stage lung cancer. OncoSelect® Therapeutics, LLC, a subsidiary of bioAffinity Technologies, is advancing its discoveries shown in vitro to kill cancer cells without harm to normal cells. Research and optimization of the Company’s platform technologies are conducted in its laboratories at The University of Texas at San Antonio. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding bioAffinity being able to build on the success of CyPath® Lung to become a leader in diagnostics. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully integrate the pathology laboratory acquisition and increase revenue, the Company’s ability to pursue the development and support the commercialization of its CyPath® Lung test, the Company’s ability to build near and longer-term value for its Company’s shareholders and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings filed with the Securities and Exchange Commission. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contacts:

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

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